Exhibit 99.1

This Statement on Form 4 is filed by the following reporting persons (the “Reporting Persons”): (i) Fortress Credit Opportunities Fund (A) LP (“FCOF (A)”), (ii) Fortress Credit Opportunities Fund II (A) LP (“FCOF II (A)”), (iii) Fortress Credit Opportunities Fund II (E) LP (“FCOF II (E)”), (iv) FCO MA II UB Securities LLC (“FCO MA II UB”), (v) FCO MA II LP (“FCO MA II”), (vi) FCO MA LSS LP (“FCO MA LSS”), (vii) Fortress Credit Opportunities Fund (B) LP (“FCOF (B)”), (viii) Fortress Credit Opportunities Fund (C) L.P. (“FCOF (C)”), (ix) Fortress Credit Opportunities Fund II (B) LP (“FCOF II (B)”), (x) Fortress Credit Opportunities Fund II (C) L.P. (“FCOF II (C)”), (xi) Fortress Credit Opportunities Fund II (D) L.P. (“FCOF II (D)”), (xii) FTS SIP L.P. (“FTS SIP”), (xii) FCO Fund GP LLC (“FCO Fund GP”), (xiv) FCO Fund II GP LLC (“FCO Fund II GP”), (xv) FCO MA GP LLC (“FCO MA GP”), (xvi) FCO MA II GP LLC (“FCO MA II GP”), (xvii) FCO MA LSS GP LLC (“FCO MA LSS GP”), (xviii) Fortress Credit Opportunities Advisors LLC (“FCO Advisors”), (xix) Fortress Credit Opportunities MA Advisors LLC (“FCO MA Advisors”), (xx) Fortress Credit Opportunities MA II Advisors LLC (“FCO MA II Advisors”), (xxi) FCO MA LSS Advisors LLC (“FCO MA LSS Advisors”), (xxii)  FCOF UB Investments LLC (“FCOF UB”), (xxiii) FCOF II UB Investments LLC (“FCOF II UB”), (xxiv) FIF V WD LLC (“FIF V WD”), (xxv)  Fortress Investment Fund V (Fund A) L.P. (“FIF V (A)”), (xxvi) Fortress Investment Fund V (Fund D) L.P. (“FIF V (D)”), (xxvii) Fortress Investment Fund V (Fund E) L.P. (“FIF V (E)”),  (xxviii) Fortress Investment Fund V (Fund B) L.P. (“FIF V (B)”), (xxix) Fortress Investment Fund V (Fund C) L.P. (“FIF V (C)”), (xxx) Fortress Investment Fund V (Fund F) L.P. (“FIF V (F)”), (xxxi) Fortress Investment Fund V (Fund G) L.P. (“FIF V (G)”), (xxxii) Fortress Fund V GP L.P. (“FF V GP”), (xxxiii) Fortress Fund V GP (BCF) L.P. (“FF V GP (BCF)”), (xxxiv) FIG LLC, (xxxv) Hybrid GP Holdings LLC (“Hybrid GP Holdings”), (xxxvi) Fortress Fund V GP Holdings Ltd. (“FF V GP Holdings”), (xxxvii) Fortress Fund V GP (BCF) Holdings Ltd. (“FF V GP (BCF) Holdings”), (xxxviii) Principal Holdings I LP (“Principal Holdings I”), (xxxix) FIG Asset Co. LLC (“FIG Asset Co.”), (xl) Fortress Operating Entity I LP (“FOE I”), (xli) FIG Corp. and (xlii) Fortress Investment Group LLC.

Name of Designated Filer: Fortress Investment Group LLC

Date of Event Requiring Statement:  March 20, 2015

Issuer Name and Ticker or Trading Symbol: Walker & Dunlop, Inc.  [WD]

Each of FCOF (C), FCOF II (C), FCOF II (D), FIF V (A), FIF V (B), FIF V (C), FIF V (D), FIF V (E), FIF V (F), FIF V (G), FF V GP, FF V GP (BCF), FF V GP Holdings and FF V GP (BCF) Holdings is a Cayman Islands entity.  FTS SIP is a Jersey entity.  Each of the other Reporting Persons is a Delaware entity.

Each of the Reporting Persons is in the business of investing and/or investment management.

Each of FCOF (A), FCOF (B) and FCOF (C) has a principal business and principal office address of c/o FCO Fund GP, LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.  Each of FCOF II (A), FCOF II (B), FCOF II (C), FCOF II (D) and FCOF II (E) has a principal business and principal office address of c/o FCO Fund II GP, LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.  FTS SIP has a principal business and principal office address of c/o FCO MA GP LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.  FCO MA II has a principal business and principal office address of c/o FCO MA II GP LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.  FCO MA LSS has a principal business and principal office address of c/o FCO MA LSS GP LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.

Each of FIF V (A), FIF V (D), FIF V (E), FF V GP and FF V GP Holdings has a principal business and principal office address of c/o Fortress Operating Entity I LP, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.  Each of FIF V (B), FIF V (C), FIF V(F), FIF V (G), FFV GP (BCF) and FF V GP (BCF) Holdings has a principal business and principal office address of c/o Principal Holdings I LP, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.

Each of the other Reporting Persons has a principal business and principal office address of c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.

On March 16, 2015, FIF V WD, FCOF UB, FCOF II UB, FTS SIP, FCO MA II UB and FCO MA LSS (collectively, the “Selling Shareholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”) and the Company pursuant to which the Selling Shareholders agreed to sell 8,246,534 shares of the Company’s Common Stock owned by the Selling Shareholders to the Underwriter at a price of $15.60 per Share (the “Offering”).  In connection with the Offering, on March 16, 2015, the Selling Shareholders also entered into a Lock-Up Agreement (the “Lock-Up Agreement”) with the Underwriter pursuant to which the Selling Shareholders agreed that, without the prior written consent of the Underwriter, the Selling Shareholders would not, during the period commencing on March 16, 2015, and ending 45 days after the date of the final prospectus related to the Offering:  (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned by the Selling Shareholders or any other securities so owned convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock.  Also, under the terms of the Underwriting Agreement, the Company agreed to repurchase from the Underwriter 3,000,000 shares being sold by the Selling Shareholders concurrently with, and subject to, the closing of the Offering.

The sale and the repurchase were consummated on March 20, 2015.

The foregoing descriptions of each of the Underwriting Agreement and the Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to each of the Underwriting Agreement and the form of Lock-Up Agreement filed as Exhibit 10 and Exhibit 11, respectively, to the Amendment No. 5 to Schedule 13D filed on March 24, 2015, and incorporated by reference herein.

On March 20, 2014, the following sales of Common Stock were effected:

Reporting Person:		Shares Sold:
FIF V WD		4,123,267
FCOF UB		1,649,307
FCOF II UB		1,099,537
FTS SIP		687,211
FCO MA II UB		549,769
FCO MA LSS		137,443
	Total	8,246,534

As a result of the sales, the Reporting Persons set forth below directly own shares of Common Stock set forth below:

Reporting Person:		Shares Owned Post-Sale:
FIF V WD		0
FCOF UB		0
FCOF II UB		0
FTS SIP		0
FCO MA II UB		0
FCO MA LSS		0
	Total	0

As a result of the foregoing transfers, Fortress Investment Group LLC, through its subsidiaries, may be deemed to beneficially own 0 shares of Common Stock (the “Shares”).  Each of the Reporting Persons disclaims beneficial ownership of any Shares except to the extent of its pecuniary interest therein.

FIF V (A), FIF V (B), FIF V (C), FIF V (D), FIF V (E), FIF V (F), and FIF V (G) may be deemed to beneficially own the Shares, as the holder of all the membership interests of FIF V WD, and have the ability to direct the management and affairs of FIF V WD. FF V GP may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FIF V (A), FIF V (D) and FIF V (E). FF V GP (BCF) may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FIF V (B), FIF V (C), FIF V (F) and FIF V (G).

FCOF (A), FCOF (B), FCOF (C) may be deemed to own the Shares, as the holders of the membership interests of FCOF UB, and have the ability to direct the management and affairs of FCOF UB as members. FCO Fund GP may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FCOF (A), FCOF (B) and FCOF (C).

FCOF II (A), FCOF II (B), FCOF II (C), FCOF II (D) and FCOF II (E) may be deemed to own the Shares, as the holders of the membership interests of FCOF II UB, and have the ability to direct the management and affairs of FCOF II UB as members. FCO Fund II GP may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FCOF II (A), FCOF II (B), FCOF II (C), FCOF II (C), FCOF II (D) and FCOF II (E).

FCO MA GP may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FTS SIP.

FCO MA II may be deemed to beneficially own the Shares, by virtue of being the sole member of, and has the ability to direct the management and affairs of, FCO MA II UB. FCO MA II GP may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FCO MA II.

FCO MA LSS GP may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FCO MA LSS.

FCO Advisors may be deemed to beneficially own the Shares, by virtue of its capacity as investment advisor of FCOF (A), FCOF (B), FCOF (C), FCOF II (A), FCOF II (B), FCOF II (C), FCOF II (D) and FCOF II (E), pursuant to management agreements. FCO MA Advisors may be deemed to beneficially own the Shares, by virtue of its capacity as investment advisor of FTS SIP, pursuant to a management agreement. FCO MA II Advisors may be deemed to beneficially own the Shares, by virtue of its capacity as investment advisor of FCO MA II, pursuant to a management agreement. FCO MA LSS Advisors LLC may be deemed to beneficially own the Shares, by virtue of its capacity as investment advisor of FCO MA LSS, pursuant to a management agreement.

Hybrid GP Holdings may be deemed to beneficially own the Shares, as the holder of all the membership interests, and has the ability to direct the management and affairs of as the sole member of, FCO Fund GP, FCO Fund II GP, FCO MA GP, FCO MA II GP and FCO MA LSS GP.

FF V GP Holdings may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FF V GP. FF V GP (BCF) Holdings may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FF V GP (BCF).

Principal Holdings I may be deemed to beneficially own the Shares, as the holder of all the membership interests of, and has the ability to direct the management and affairs as member of, FF V GP (BCF) Holdings. FIG Asset Co. may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, Principal Holdings I.

FIG LLC may be deemed to beneficially own the Shares, by virtue of its capacity as investment advisor of FIF V (A), FIF V (B), FIF V (C), FIF V (D), FIF V (E), FIF V (F) and FIF V (G), pursuant to management agreements, and in its capacity as owner of FCO Advisors, FCO MA Advisors, FCO MA II Advisors and FCO MA LSS Advisors.

FOE I may be deemed to beneficially own the Shares, by virtue of being the managing member of, and has the ability to direct the management and affairs of, Hybrid GP Holdings and owns all the membership interests of, and has the ability to direct the management and affairs as the sole member of, FIG LLC and FF V GP Holdings. FIG Corp. may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FOE I. Fortress Investment Group LLC may be deemed to beneficially own the Shares, as owner of, and has the ability to direct the management and affairs of the owner of, all the shares of FIG Corp. and all membership interests of FIG Asset Co. LLC.

Dated:  March 24, 2015

Fortress Credit Opportunities Fund (A) LP

By:	FCO Fund GP LLC, its general partner

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund II (A) LP

By:	FCO Fund II GP LLC, its general partner

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund II (E) LP

By:	FCO Fund II GP LLC, its general partner

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA II UB Securities LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA II LP

By:	FCO MA II GP LLC, its general partner

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA LSS LP

By:	FCO MA LSS GP LLC, its general partner

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund (B) LP

By:	FCO Fund GP LLC, its general partner

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund (C) LP

By:	FCO Fund GP LLC, its general partner

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund II (B) L.P.

By:	FCO Fund II GP LLC, its general partner

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund II (C) L.P.

By:	FCO Fund II GP LLC, its general partner

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund II (D) L.P.

By:	FCO Fund II GP LLC, its general partner

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FTS SIP L.P.

By:	FCO MA GP LLC, its general partner

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO Fund GP LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO Fund II GP LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA GP LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA II GP LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA LSS GP LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Advisors LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities MA Advisors LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities MA II Advisors LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA LSS Advisors LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCOF UB Investments LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCOF II UB Investments LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FIF V WD LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Investment Fund V (Fund A) L.P.

By its General Partner Fortress Fund V GP L.P.

By its General Partner Fortress Fund V GP Holdings Ltd.

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Investment Fund V (Fund D) L.P.

By its General Partner Fortress Fund V GP L.P.

By its General Partner Fortress Fund V GP Holdings Ltd.

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Investment Fund V (Fund E) L.P.

By its General Partner Fortress Fund V GP L.P.

By its General Partner Fortress Fund V GP Holdings Ltd.

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Investment Fund V (Fund B) L.P.

By its General Partner Fortress Fund V GP (BCF) L.P.

By its General Partner Fortress Fund V GP (BCF) Holdings Ltd.

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Investment Fund V (Fund C) L.P.

By its General Partner Fortress Fund V GP (BCF) L.P.

By its General Partner Fortress Fund V GP (BCF) Holdings Ltd.

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Investment Fund V (Fund F) L.P.

By its General Partner Fortress Fund V GP (BCF) L.P.

By its General Partner Fortress Fund V GP (BCF) Holdings Ltd.

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Investment Fund V (Fund G) L.P.

By its General Partner Fortress Fund V GP (BCF) L.P.

By its General Partner Fortress Fund V GP (BCF) Holdings Ltd.

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Fund V GP L.P.

By its General Partner Fortress Fund V GP Holdings Ltd.

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Fund V GP (BCF) L.P.

By its General Partner Fortress Fund V GP (BCF) Holdings Ltd.

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

FIG LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Hybrid GP Holdings LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Fund V GP Holdings Ltd.

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Fund V GP (BCF) Holdings Ltd

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Principal Holdings I LP

By its General Partner FIG Asset Co. LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

FIG Asset Co. LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Operating Entity I LP

By its General Partner FIG Corp.

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

FIG Corp.

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Investment Group LLC

By:	/s/ David Brooks
Name:	David N. Brooks
Title:	General Counsel & Secretary